Exhibit 1.1

BALLY’S CHICAGO, INC.

Up to [__] Class A-1 Interests

Up to [__] Class A-2 Interests

Up to [__] Class A-3 Interests

Up to [__] Class A-4 Interests

PLACEMENT AGENT AGREEMENT

[●], 2025

Loop Capital Markets LLC

425 South Financial Place, Suite 2700

Chicago, IL 60605

Innovation Capital, LLC

222 S Riverside Plaza #2800

Chicago, IL 60606

Ladies and Gentlemen:

Subject to the terms and conditions herein (this “Agreement”) Bally’s Chicago, Inc., a Delaware corporation (the “Company”), hereby agrees to sell up to an aggregate of [__] Class A Interests (as defined below) of the Company, $0.001 par value per interest, allocated among (i) [__] Class A-1 Interests at $250.00 per interest (the “Class A-1 Interests”), (ii) [__] Class A-2 Interests at $2,500.00 per interest (the “Class A-2 Interests”), (iii) [__] Class A-3 Interests at $5,000.00 per interest (the “Class A-3 Interests”) and (iv) [__] Class A-4 Interests at $25,000.00 per interest (the “Class A-4 Interests” and, together with the Class A-1 Interests, the Class A-2 Interests and the Class A-3 Interests, the “Class A Interests”) directly to various purchasers (each, a “Purchaser” and, collectively, the “Purchasers”) through Loop Capital Markets LLC and Innovation Capital, LLC, as Placement Agents (the “Placement Agents”). This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Offering, including, without limitation, certain securities subscription agreements (the “Subscription Agreements”), shall be collectively referred to herein as the “Transaction Documents.” The Placement Agents may retain other brokers or dealers to act as sub-agents or selected-dealers on their behalf in connection with the Offering. The Class A Interests will be issued under the Registration Statement (as defined below) and pursuant to the terms thereof.

The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-283772) including any related preliminary prospectus (the “Preliminary Prospectus”, including any prospectus that is included in the registration statement immediately prior to the effectiveness of the registration statement), for the registration of the Class A Interests under the Securities Act. The conditions for use of Form S-1 to register the Offering under the Act, as set forth in the General Instructions to such Form, have been satisfied in all material respects.

Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement became effective, including the prospectus, financial statements, schedules, exhibits and all other documents and information deemed to be part of the Registration Statement by incorporation by reference or otherwise, including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430B of the Rules (the “Prospectus”) is hereinafter called the “Registration Statement.”

The term “Effective Date” shall mean the date that the Registration Statement becomes effective. Unless otherwise stated herein, any reference herein to the Registration Statement shall be deemed to refer to and include the documents incorporated by reference therein.

The Company hereby confirms that the Placement Agents have been authorized to distribute or cause to be distributed each Issuer Free Writing Prospectus (as hereinafter defined) and are authorized to distribute the prospectus.

1. Agreement to Act as Placement Agents. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of this Agreement:

(a) The Company hereby authorizes the Placement Agents to act as its exclusive agents to solicit offers for the purchase of all or part of the Class A Interests from the Company in connection with the proposed public offering of the Class A Interests (the “Offering”). Until the Closing Date (as defined below) or earlier upon termination of this Agreement pursuant to Section 7, the Company shall not, without the prior written consent of the Placement Agents, solicit or accept offers to purchase the Class A Interests otherwise than through the Placement Agents. Notwithstanding the foregoing, nothing herein shall prevent the Company from offering and selling its Class A Interests in private placements that are contingent upon, and are scheduled to close immediately subsequent to, the closing of this Offering (the “Private Placements”).

(b) The Company hereby acknowledges that the Placement Agents have agreed, as agents of the Company, to use their reasonable “best efforts” to solicit offers to purchase the Class A Interests from the Company on the terms and subject to the conditions set forth herein. The Placement Agents shall use commercially reasonable efforts to assist the Company in obtaining performance by each Purchaser whose offer to purchase Class A Interests has been solicited by the Placement Agents and accepted by the Company, but the Placement Agents shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any potential purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason. Under no circumstances will the Placement Agents be obligated to underwrite or purchase any Class A Interests for their own accounts and, in soliciting purchases of the Class A Interests, the Placement Agents shall act solely as the Company’s agents and not as principals.

(c) Subject to the provisions of this Section 1, offers for the purchase of the Class A Interests may be solicited by the Placement Agents as agents for the Company at such times and in such amounts as the Placement Agents deem advisable. The Placement Agents shall communicate to the Company, orally or in writing, each reasonable offer to purchase Class A Interests received by them as agents of the Company. The Company shall have the sole right to accept offers to purchase Class A Interests and may reject any such offer, in whole or in part. The Placement Agents shall have the right, in their discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Class A Interests received by them, in whole or in part, and any such rejection shall not be deemed a breach of this Agreement.

(d) Each Class A-1 Interest is being sold to Purchasers at a price of $250.00. Each Class A-2 Interest is being sold to Purchasers at a price of $2,500.00. Each Class A-3 Interest is being sold to Purchasers at a price of $5,000.00. Each Class A-4 Interest is being sold to Purchasers at a price of $25,000.00. There shall be no minimum purchase requirements for each investor and no minimum number of Class A Interests to be sold or minimum aggregate offering proceeds for this Offering to close. The purchases of Class A Interests by the Purchasers shall be evidenced by the execution of the Subscription Agreements between each of the Purchasers and the Company.

(e) It is anticipated that $[●] of the Class A Interests will be privately placed primarily with institutional investors, qualified institutional investors, and accredited investors as each are defined under the Rules. Such privately placed Class A Interests shall be placed pursuant to a separate private placement agreement.

(f) For each Class A-1 Interest sold to the Purchasers, Bally’s Chicago Holding Company, LLC (“HoldCo”) will issue $24,750 of subordinated loans (such loans, the “A-1 Subordinated Loans”). For each Class A-2 Interest sold to the Purchasers, the Parent will issue $22,500 of subordinated loans (such loans, the “A-2 Subordinated Loans”). For each Class A-3 Interest sold to the Purchasers, the Parent will issue $20,000 of subordinated loans (such loans, the “A-3 Subordinated Loans” and, together with the Class A-1 Subordinated Loans and Class A-2 Subordinated Loans, the “Subordinated Loans”). The issuances of the Subordinated Loans shall be evidenced by the execution of a separate subordinated loan agreement by HoldCo and the Company.

(g) As compensation for services rendered, on the Closing Date, the Company shall pay or cause to be paid to the Placement Agents in the manner set forth below, a placement fee (the “Placement Fee”) of 5.75% of the gross cash proceeds from the sale of Class A Interests, which fee shall be paid by the Company to the Placement Agent on behalf of the syndicate in cash upon the Closing Date as set forth opposite the names of the Placement Agents in Schedule II hereto, in cash upon the Closing Date. The Placement Fee, in addition to any fees, discounts or commissions that may be earned by Loop from participating in any concurrent private placement that is separate from the Offering, will not exceed $4 million (the “Cap”), provided that for each additional underwriter, placement agent or financial advisor that participates in the Placement, the Cap will be increased by $500,000.

(h) No Class A Interests which the Company has agreed to sell pursuant to this Agreement and the Subscription Agreements shall be deemed to have been purchased and paid for, or sold by the Company, until such Class A Interests shall have been delivered to the Purchaser thereof against payment by such Purchaser. If the Company shall default in its obligations to deliver Class A Interests to a Purchaser whose offer it has accepted, the Company shall indemnify and hold the Placement Agents harmless against any loss, claim, damage or expense arising from or as a result of such default by the Company in accordance with the procedures set forth in Section 5(c) herein.

(i) The time and date of closing and delivery of the documents required to be delivered to the Placement Agents pursuant to Sections 3 and 4 hereof (the “Closing”) shall be at 10:00 a.m. (Eastern Time) on [_], 2025 (the “Closing Date”) at the office of Winston & Strawn LLP, 35 W. Wacker Drive, Chicago IL 60601, or at such other time and location as the Company and the Placement Agents shall otherwise agree.

2. Representations and Warranties of the Company. The representations, warranties and agreements of the Company contained in Section 3.2 and Article 5 of the Subscription Agreements are hereby incorporated by reference in this Agreement, as if made directly by the Company to the Placement Agents on the date of this Agreement, with the understanding that:

(a) any defined terms used in such incorporated sections shall have the meanings given to them in this Agreement or, if no definition is given to them in this Agreement, such defined terms will have the meanings given to them in the incorporated sections;

(b) in the event of a conflict in meaning or defined term between the incorporated sections and this Agreement, this Agreement shall control; and

(c) references to “this Agreement” in the incorporated sections from the Subscription Agreements means this Agreement.

3. Conditions of the Obligations of the Placement Agents. The obligations of the Placement Agent hereunder are subject to each of the following terms and conditions:

(a) Notification that the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement and any material required to be filed by the Company pursuant to Rule 433(d) of the Rules shall have been timely filed with the Commission in accordance with such rule.

(b) No order preventing or suspending the use of the Prospectus or any “free writing prospectus” (as defined in Rule 405 of the Rules), shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or, to the Company’s knowledge, threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission.

(c) The representations and warranties of the Company incorporated by reference in this Agreement and in any certificates delivered pursuant to Section 3(d) shall be true and correct when made and on and as of the Closing Date as if made on such date. The Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before the Closing Date.

(d) The Placement Agents shall have received on the Closing Date a certificate, addressed to the Placement Agents and dated the Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company, in their capacity as such officers, to the effect that: (i) the representations, warranties and agreements of the Company in the Subscription Agreements were true and correct when made and are true and correct as of the Closing Date; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein and in the Subscription Agreements; (iii) they have carefully examined the Registration Statement the Prospectus and any individual Issuer Free Writing Prospectus and, in their opinion (A) as of the Effective Date the Prospectus did not include, and as of [●]:00 [a.m./p.m.] (Eastern Time) on the date of this Agreement, no individual Issuer Free Writing Prospectus, included, any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the Prospectus and was not so disclosed; (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act and (v) there has not occurred any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole.

(e) The Placement Agents shall have received on the Closing Date from Latham & Watkins LLP, counsel for the Company, an opinion and negative assurance statement, addressed to the Placement Agents and dated the Closing Date, in form and substance reasonably satisfactory to the Placement Agents.

(f) The Placement Agents shall have received on the Closing Date from Winston & Strawn LLP, counsel for the Placement Agents, a negative assurance statement, addressed to the Placement Agents and dated the Closing Date, in form and substance reasonably satisfactory to the Placement Agents.

(g) The Placement Agents shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, (i) there shall not have been any material change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement, no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or could reasonably be expected to have a material adverse effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or, to the Company’s knowledge, threatened and (v) there shall not have been any material change in the assets, properties, condition (financial or otherwise), or in the results of operations, business affairs or business prospects of the Company or its subsidiaries considered as a whole that makes it impractical or inadvisable in the Placement Agents’ judgment to proceed with the purchase or offering of the Class A Interests as contemplated hereby.

(h) At the date that this Agreement is executed and delivered by the parties hereto (the “Execution Time”) and the Closing Date, the Company shall have requested and caused Deloitte & Touche LLP to furnish to the Placement Agent comfort letters, dated as of the Closing Date, in form and substance satisfactory to the Placement Agent.

(i) No Changes. Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), there shall not have been (i) any change or decrease specified in the comfort letter or comfort letters referred to in paragraph (i) of this Section 3 or (ii) any change, or any development involving a prospective change, in or affecting the financial condition, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Placement Agent, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Class A Interests as contemplated by the Registration Statement (exclusive of any amendment thereof).

(j) The Company shall have furnished or caused to be furnished to the Placement Agents such further certificates or documents as the Placement Agents shall have reasonably requested.

4. Covenants and other Agreements of the Company and the Placement Agents.

(a) The Company covenants and agrees as follows:

(i) The Company shall prepare the Prospectus in a form approved by the Placement Agents and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 433(d) or 163(b)(2), as the case may be.

(ii) The Company shall promptly advise the Placement Agents in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or any “free writing prospectus”, as defined in Rule 405 of the Rules, or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Class A Interests for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the Registration Statement or any Issuer Free Writing Prospectus unless the Company has furnished the Placement Agents a copy for their review prior to filing and shall not file any such proposed amendment or supplement to which the Placement Agents reasonably object. The Company shall use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii) If, at any time when a prospectus relating to the Class A Interests (or, in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules or the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the rules and regulations of the Commission thereunder, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 4(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

(iv) If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement or would include an untrue statement of a material fact or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company will promptly notify the Placement Agents and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict or so that the statements in such Issuer Free Writing Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at such time, not misleading, as the case may be.

(v) The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Placement Agents the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(vi) The Company shall furnish to the Placement Agents and counsel for the Placement Agents, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and, so long as delivery of a prospectus by the Placement Agents or dealer may be required by the Securities Act or the Rules, as many copies of any Issuer Free Writing Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Placement Agents may reasonably request. If applicable, the copies of the Registration Statement, preliminary prospectus, any Issuer Free Writing Prospectus and Prospectus and each amendment and supplement thereto furnished to the Placement Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vii) The Company shall cooperate with the Placement Agents and their counsel with the offering under the laws of Illinois, Florida, New York, and Texas, and shall maintain such qualifications in effect so long as required for the distribution of the Class A Interests; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

(viii) The Company, during the period when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

(ix) On or before completion of this offering, the Company shall make all filings required under applicable securities laws.

(x) Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Class A Interests without the prior written consent of the Placement Agents unless in the judgment of the Company and its counsel, and after notification to the Placement Agents, such press release or communication is required by law.

(xi) The Company will apply the net proceeds from the offering of the Class A Interests in the manner set forth under “Use of Proceeds” in the Prospectus.

(b) The Company agrees it shall pay, or reimburse if paid by the Placement Agents, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Class A Interests and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, reproduction filing and distribution of the Registration Statement including all exhibits thereto, the Prospectus, any Issuer Free Writing Prospectus, all amendments and supplements thereto and any document incorporated by reference therein, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Class A Interests to or as directed by the Placement Agents or the Purchasers; (iii) the registration or qualification of the Class A Interests for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 5(a)(vi), including the reasonable fees and disbursements of counsel for the Placement Agents in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Placement Agents of copies of the Prospectus and all amendments or supplements to the Prospectus, any Issuer Free Writing Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Class A Interests by the Placement Agents or by dealers to whom Securities may be sold; (v) the filing fees of FINRA in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Placement Agents in connection with such review; (vi) the Company’s legal fees and expenses; (vii) the costs of pre-approved due diligence meetings; (viii) all costs and expenses related to road shows; (ix) trustee, transfer and warrant agent and registrar fees; (x) the cost of any background investigations performed by the Placement Agents of the principals of the Company; and (xi) all transfer taxes, if any, with respect to the sale and delivery of the Class A Interests by the Company to the Purchasers. The Company agrees that the Company shall also reimburse the Placement Agents for certain of its fees and expenses in an amount up to $300,000, including but not limited to travel and communication expenses, printing expenses, road show expenses, due diligence expenses, courier charges and the reasonable fees and disbursements for Placement Agent legal counsel, and also the reasonable fees and disbursements of any other consultants or third party services engaged by the Placement Agents.

(c) The Company acknowledges and agrees that the Placement Agents have acted and are acting solely in the capacity of a principal in an arm’s length transaction between the Company, on the one hand, and the Placement Agents, on the other hand, with respect to the offering of Class A Interests contemplated hereby (including in connection with determining the terms of the Offering) and not as agent or fiduciary to the Company or any other person. Additionally, the Company acknowledges and agrees that the Placement Agents have not and will not advise the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Placement Agents shall have no responsibility or liability to the Company or any other person with respect thereto, whether arising prior to or after the date hereof. The Company agrees that the Placement Agents shall have no responsibility or liability to the Company with respect to whether any Purchaser is eligible to participate in the offering, and the Company shall make such determination in its sole discretion when determining whether to ultimately accept an offer by a prospective purchaser. Any review by the Placement Agents of the Company, the transactions contemplated hereby or other matters relating to such transactions have been and will be performed solely for the benefit of the Placement Agents and shall not be on behalf of the Company. The Company agrees that it will not claim that the Placement Agents have rendered advisory services of any nature or respect, or owes a fiduciary duty to the Company or any other person in connection with any such transaction or the process leading thereto.

(d) The Company represents and agrees that, unless it obtains the prior consent of the Placement Agents, and the Placement Agents represent and agree that, unless they obtain the prior consent of the Company, the Company and the Placement Agents have not made and will not make any offer relating to the Class A Interests that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions set forth in Rule 433 of the Rules to avoid a requirement to file with the Commission any Road Show.

5. Indemnification.

(a) The Company agrees to indemnify and hold harmless the Placement Agents, their respective officers and employees and each person, if any, who controls the Placement Agents within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any “issuer-information” filed or required to be filed pursuant to Rule 433(d) of the Rules, any amendment thereof or supplement thereto, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Class A Interests under the securities laws thereof (any such application, document or information being hereinafter referred to as a “Blue Sky Application”) or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such indemnity shall not inure to the benefit of the Placement Agents (or any person controlling such Placement Agents) on account of any losses, claims, damages or liabilities arising from the sale of the Class A Interests to any person by or through the Placement Agents if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or such amendment or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with information furnished in writing by the Placement Agent specifically for use in the Prospectus (the “Agent Information”). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) The Placement Agents agree to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, against any losses, claims, damages or liabilities (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which such party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with the Agent Information; provided, however, that the obligation of the Placement Agents to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of the Placement Fee actually received by the Placement Agents hereunder.

(c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party in writing of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 5(a) or 5(b) shall be available to any party who shall fail to give notice as provided in this Section 5(c) if the party to whom notice was not given was unaware of the action, suit or proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section 5. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

(d) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

6. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 5(a) or 5(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other hand from the offering of the Class A Interests pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Placement Agents on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Company and the Placement Agents agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 6, (i) the Placement Agents shall not be required to contribute any amount in excess of the Placement Fee actually received by the Placement Agents; and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls an Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Placement Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 6. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

7. Termination.

(a) This Agreement may be terminated by the Placement Agents by notifying the Company at any time at or before the Closing Date in the absolute discretion of the Placement Agents if: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Placement Agents, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Placement Agents, inadvisable or impracticable to market the Class A Interests or enforce contracts for the sale of the Class A Interests; (ii) there has occurred any outbreak or material escalation of hostilities or acts of terrorism or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Placement Agents, inadvisable or impracticable to market the Class A Interests or enforce contracts for the sale of the Class A Interests; (iii) trading in the Class A Interests or any securities of the Company has been suspended or materially limited by the Commission, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority or (iv) a banking moratorium has been declared by any state or Federal authority.

(b) If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to the Placement Agents, and the Placement Agents shall not be under any liability to the Company, except that if this Agreement is terminated by the Placement Agents because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement or the other Transaction Documents, the Company will reimburse the Placement Agents for all out-of-pocket expenses (including the reasonable fees and disbursements of its counsel) incurred by them in connection with the proposed Offering or in contemplation of performing their obligations hereunder.

8. [Reserved]

9. Miscellaneous. The respective agreements, representations, warranties, indemnities, rights of contribution and other statements of the Company and the Placement Agents, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Company or the Placement Agents or any of their respective officers, directors or controlling persons referred to in Sections 5 and 6 hereof, and shall survive delivery of and payment for the Class A Interests. In addition, the provisions of Sections 4(b), 5, 6 and 7 shall survive the termination or cancellation of this Agreement. Notwithstanding anything herein to the contrary, the engagement agreement dated January 19, 2023 and as amended on July [____], 2025, between the Company and Loop Capital Markets LLC, shall continue to be effective and continue to survive and be enforceable by the parties in accordance with its terms.

This Agreement has been and is made for the benefit of the Placement Agents, the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling the Placement Agents, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any Purchaser merely because of such purchase. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless and until the same shall be in writing and signed by the Company and the Placement Agents.

All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Placement Agents, c/o Loop Capital Markets, 425 South Financial Place, Suite 2700 Chicago, IL 60605, and to Winston & Strawn LLP, 800 Capitol St., STE 2400, Houston, TX 77002, Attention: Mike Blankenship and (b) if to the Company, c/o Bally’s Corporation, 100 Westminster Street, Providence, RI 02903, Attention: Chief Legal Officer – Chicago Equity Offering.

This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

[Signature Page Follows]

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Loop the enclosed copy of this Agreement.

Very truly yours,

Loop Capital markets, LLC

By:
Name:
Title:

Address for notice:

Attention: Email:

Accepted and Agreed to as of the date first written above:

BALLY’S CHICAGO, INC.

By:
Name: Ameet Patel
Title: President

Address for notice: c/o Bally’s Corporation, 100 Westminster Street, Providence, RI 02903, Attention: Chief Legal Officer – Chicago Equity Offering

BALLY’S CHICAGO OPERATING COMPANY, LLC

By:
Name: Ameet Patel
Title: President

Address for notice: c/o Bally’s Corporation, 100 Westminster Street, Providence, RI 02903, Attention: Chief Legal Officer – Chicago Equity Offering

SCHEDULE I

Issuer Free Writing Prospectuses

None.

SCHEDULE II

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